Exhibit 99.1
Investor Contact: Ken Cooper – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or jthunstrom@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS
Company Reports Revenue Growth of 32.6% and Earnings Per Share of $0.37
EDEN PRAIRIE, Minn. (October 26, 2006) – Life Time Fitness, Inc. (NYSE: LTM), a national operator of distinctive and large health and fitness centers, today reported its operating results for the third quarter ended September 30, 2006.
     Third quarter 2006 revenue grew 32.6% to $134.7 million from $101.6 million during the same period last year. Net income during the quarter grew 27.0% to $13.6 million, or $0.37 per diluted share, including the effect of share-based compensation expense. This compares to net income of $10.7 million, or $0.29 per diluted share, for 3Q 2005. For the nine months ended September 30, 2006, revenue grew 30.0% to $372.6 million from $286.5 million during the same period last year. Net income grew 25.1% for the same period to $36.5 million, or $0.99 per diluted share, from $29.1 million, or $0.81 per diluted share, for the first nine months of 2005.
     “We are pleased with the Company’s third quarter performance, which reflects continued execution of our core growth strategies,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “During the quarter, we continued our expansion with an opening in South Valley, Utah. In October, we opened two additional centers, in Overland Park, Kansas, and Palm Valley, Arizona, and in early December, we will open the final two centers planned for this year, in Alpharetta, Georgia, and Scottsdale, Arizona. In the area of membership ramp, we saw growth of 23.7% to 427,765 memberships. In-center revenue grew 41.4% during the quarter, driven primarily by membership ramp, targeted marketing programs, and new products and services. Finally, as announced in July, we added several centers to Life Time Fitness as the result of new lease agreements the Company entered into effective July 26, 2006. We are pleased with our progress in integrating these centers, including the migration of more than 25,000 memberships to Life Time Fitness. With this effort on track, our focus now includes enhancing these facilities and the member experience through facility upgrades, new programming, and staff certification initiatives.”
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Life Time Fitness Third Quarter 2006 Results – Page 2
Three and Nine Months Ended September 30, 2006, Financial Highlights:
Total revenue for the third quarter grew 32.6% to $134.7 million, driven primarily by growth in membership dues and in-center revenue. Total revenue for the first nine months of 2006 grew to $372.6 million from $286.5 million during the same period last year.

		YTD 2006 vs.
(Period-over-period growth)	3Q 2006 vs. 3Q 2005	YTD 2005
• Membership dues	31.3%	27.4%
• Enrollment fees	15.0%	8.4%
• In-center revenue	41.4%	41.5%

• Same-center revenue	8.3%	7.6%
• Average center revenue / membership	$328 – up 10.1%	$958 - up 8.5%
• Average in-center revenue / membership	$91 – up 16.7%	$269 - up 18.0%
Total operating expenses during 3Q 2006 totaled $106.9 million compared to $80.4 million for 3Q 2005, driven primarily by increased expenses to support new centers, membership ramp and in-center revenue growth, and share-based compensation expense. Year-to-date operating expenses totaled $300.1 million, compared with $227.7 million for the same period last year.
Operating margin was 20.6% for 3Q 2006, compared to 20.8% in the prior-year period. Year-to-date operating margin was 19.5%, compared to 20.6% in the prior-year period. Excluding share-based compensation expense, operating margin was 21.6% for 3Q 2006 and 21.1% year-to-date. Share-based compensation expense, including stock option expense from the adoption of SFAS 123R and restricted stock expense, totaled $1.2 million for the quarter and $6.2 million year-to-date.

YTD 2006 vs.
(Expense as a percent of total revenue)	3Q 2006 vs. 3Q 2005	YTD 2005
• Center operations (including $0.5 million and $1.7 million of share-based compensation expense in 3Q and YTD 2006, respectively)	57.7% vs. 55.7%	56.7% vs. 55.5%
• Advertising and marketing	3.6% vs. 4.1%	4.2% vs. 3.9%
• General and administrative (including $0.8 million and $4.4 million of share-based compensation expense in 3Q and YTD 2006, respectively)	6.5% vs. 6.4%	7.5% vs. 7.1%
• Other operating	2.9% vs. 3.1%	2.6% vs. 3.2%
• Depreciation and amortization	8.7% vs. 9.9%	9.5% vs. 9.8%
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Life Time Fitness Third Quarter 2006 Results – Page 3
Net income during 3Q 2006 grew 27.0% to $13.6 million from $10.7 million in 3Q 2005, driven by continued top-line growth. For the nine months ended September 30, 2006, net income grew to $36.5 million compared with $29.1 million in the prior-year period.
EBITDA for 3Q 2006 grew 25.8% to $39.7 million from $31.6 million in 3Q 2005. Year-to-date EBITDA grew 23.7% to $108.6 million from $87.7 million for the same period last year.
Cash flows from operations for the first nine months of 2006 grew to $103.0 million from $80.1 million in the prior-year period.
Weighted average fully diluted shares for 3Q 2006 totaled 37.1 million compared to 36.5 million shares in 3Q 2005.
Updated 2006 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2006 and subject to the risks and uncertainties described below:
•	Total revenue is expected to be $507-$512 million (or approximately 30-31% growth), as compared to $502-$512 million (or approximately 29-31% growth). This year-over-year increase is driven primarily by new center growth, including new centers added pursuant to lease agreements effective July 26, 2006, membership ramp at new and existing centers, and in-center revenue growth.

•	Net income is expected to be $49.1-$50.1 million (or approximately 19-21% growth), up from $48.0-$49.0 million (or approximately 16-18% growth). This year-over-year increase is driven primarily by our growth strategies. Excluding share-based compensation expense, net income is expected to be $53.6-$54.6 million (or approximately 30-32% growth), up from $52.5-$53.5 million (or approximately 28-30% growth).

•	Diluted earnings per common share is expected to be $1.33-$1.35 (or approximately 18-20% growth), up from $1.30-$1.32 (or approximately 15-17% growth). Excluding share-based compensation expense, diluted earnings per share is expected to be $1.45-$1.47 (or approximately 28-30% growth), up from $1.42-$1.44 (or approximately 25-27% growth).
     As announced on October 12, 2006, the Company will hold a conference call today at 10:00 a.m. ET to discuss its third quarter 2006 results. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at lifetimefitness.com. A replay of the call will be available same day via the Company’s Web site beginning at approximately 1:00 p.m. ET.
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Life Time Fitness Third Quarter 2006 Results – Page 4
About Life Time Fitness, Inc.
     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of October 26, 2006, the Company operated 58 centers in 12 states, including Arizona, Florida, Illinois, Indiana, Kansas, Maryland, Michigan, Minnesota, Ohio, Texas, Utah and Virginia. The Company also operates two satellite facilities and five preview locations in existing and new markets. Additionally, Life Time Fitness provides consumers with personal training consultation, full-service spas and cafés, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine — Experience Life, athletic events, and nutritional products and supplements. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com). LIFE TIME FITNESS, the LIFE TIME FITNESS logo, and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
Risks & Uncertainties
     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are identifying and acquiring suitable sites for new centers, opening new centers, attracting and retaining members, the successful integration of acquired facilities, converting members of acquired sites, the timing and scope of the capital investment required to remodel facilities and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans.
     All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.
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LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,570	$4,680
Accounts receivable, net	1,937	4,267
Inventories	6,944	5,669
Prepaid expenses and other current assets	9,544	7,187
Deferred membership origination costs	11,988	10,082
Income tax receivable	1,661	3,510

Total current assets	38,644	35,395
PROPERTY AND EQUIPMENT, net	811,674	661,371
RESTRICTED CASH	5,179	3,915
DEFERRED MEMBERSHIP ORIGINATION COSTS	9,509	8,410
OTHER ASSETS	30,865	14,369

TOTAL ASSETS	$895,871	$723,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$16,498	$14,447
Accounts payable	10,553	9,964
Construction accounts payable	36,662	25,811
Accrued expenses	38,925	27,862
Deferred revenue	30,245	23,434

Total current liabilities	132,883	101,518
LONG-TERM DEBT, net of current portion	317,404	258,835
DEFERRED RENT LIABILITY	25,757	5,492
DEFERRED INCOME TAXES	38,968	35,419
DEFERRED REVENUE	15,181	14,352

Total liabilities	530,193	415,616

SHAREHOLDERS’ EQUITY:
Common stock	726	712
Additional paid-in capital	247,189	228,132
Deferred compensation	—	(2,306)
Retained earnings	117,763	81,306

Total shareholders’ equity	365,678	307,844

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$895,871	$723,460

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUE:
Membership dues	$88,774	$67,589	$245,123	$192,379
Enrollment fees	6,073	5,279	16,717	15,415
In-center revenue	36,319	25,680	102,440	72,383

Total center revenue	131,166	98,548	364,280	280,177
Other revenue	3,575	3,064	8,341	6,370

Total revenue	134,741	101,612	372,621	286,547
OPERATING EXPENSES:
Center operations (including share-based compensation of $455, $0, $1,732 and $0, respectively)	77,711	56,631	211,344	159,029
Advertising and marketing	4,933	4,161	15,504	11,072
General and administrative (including share-based compensation of $789, $24, $4,437 and $78, respectively)	8,729	6,536	28,405	20,357
Other operating	3,858	3,014	9,491	9,178
Depreciation and amortization	11,716	10,095	35,381	28,019

Total operating expenses	106,947	80,437	300,125	227,655

Income from operations	27,794	21,175	72,496	58,892
OTHER INCOME (EXPENSE):
Interest expense, net	(4,204)	(3,278)	(12,461)	(10,347)
Equity in earnings of affiliate	188	283	682	836

Total other income (expense)	(4,016)	(2,995)	(11,779)	(9,511)

INCOME BEFORE INCOME TAXES	23,778	18,180	60,717	49,381
PROVISION FOR INCOME TAXES	10,139	7,443	24,260	20,236

NET INCOME	$13,639	$10,737	$36,457	$29,145

BASIC EARNINGS PER COMMON SHARE	$0.38	$0.31	$1.01	$0.85

DILUTED EARNINGS PER COMMON SHARE	$0.37	$0.29	$0.99	$0.81

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	36,172	34,846	36,006	34,343

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	37,060	36,476	36,976	36,201

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the
	Nine Months Ended
	September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$36,457	$29,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,381	28,019
Deferred income taxes	3,549	3,011
Loss on disposal of property and equipment, net	562	421
Amortization of deferred financing costs	517	864
Share-based compensation	6,169	141
Excess tax benefit from stock options	(5,406)	—
Changes in operating assets and liabilities	25,653	18,373
Other	127	128

Net cash provided by operating activities	103,009	80,102

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(172,598)	(124,837)
Proceeds from sale of property and equipment	6,571	3,842
Proceeds from property insurance settlement	464	—
Increase in other assets	(8,663)	(1,740)
Decrease (increase) in restricted cash	(1,264)	6,892

Net cash used in investing activities	(175,490)	(115,843)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	1,650	228,581
Repayments on long-term borrowings	(15,938)	(204,314)
Proceeds from revolving credit facility, net	75,000	—
Increase in deferred financing costs	(672)	(1,174)
Excess tax benefit from stock options	5,406	—
Proceeds from exercise of stock options	8,925	3,360

Net cash provided by financing activities	74,371	26,453

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,890	(9,288)
CASH AND CASH EQUIVALENTS — Beginning of period	4,680	10,211

CASH AND CASH EQUIVALENTS — End of period	$6,570	$923

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, including capitalized interest	$14,743	$11,714

Cash payments for income taxes	$13,489	$9,610

Non-GAAP Financial Measures
     This release contains three non-GAAP disclosures. The first is EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. The second is guidance concerning diluted earnings per share, excluding the impact of share-based compensation expense. The third is operating margins excluding the impact of share-based compensation expense. Additional details related to these non-GAAP disclosures are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following tables provide reconciliations of these non-GAAP measures to the most directly comparable GAAP measures:
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income	$13,639	$10,737	$36,457	$29,145
Interest expense, net	4,204	3,278	12,461	10,347
Provision for income taxes	10,139	7,443	24,260	20,236
Depreciation and amortization	11,716	10,095	35,381	28,019

EBITDA	$39,698	$31,553	$108,559	$87,747

RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE
ON 2006 EARNINGS GUIDANCE
(In thousands except per common share data)
(Unaudited)

	GUIDANCE
	Fiscal 2006 - Estimated Range
	Low	High
Net Income
Estimated net income for fiscal 2006	$49,100	$50,100
Estimated impact of share-based compensation expense in fiscal 2006 for time-vesting options and restricted shares	3,200	3,200
Estimated impact of share-based compensation expense in fiscal 2006 for market condition vesting of initial public offering options [1]	1,300	1,300

Estimated net income for fiscal 2006, excluding the impact of estimated share-based compensation expense	$53,600	$54,600

Diluted Earnings per Common Share
Estimated diluted earnings per common share for fiscal 2006	$1.33	$1.35
Estimated impact of share-based compensation expense in fiscal 2006 for time- vesting options and shares	0.08	0.08
Estimated impact of share-based compensation expense in fiscal 2006 for market condition vesting of initial public offering options [1]	0.04	0.04

Estimated diluted earnings per common share for fiscal 2006, excluding the impact of estimated share-based compensation expense	$1.45	$1.47

[1]	In connection with the Company’s initial public offering, the Company granted options to certain members of senior management, which have a market condition vesting component. The remaining market vesting criteria were achieved in 2006 and the share-based compensation expense was recognized in fiscal year 2006.
RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE
ON OPERATING MARGINS
(In thousands except percentages)
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Income from operations	$27,794	$21,175	$72,496	$58,892
Add back share-based compensation expense	1,244	24	6,169	78

Income from operations excluding share- based compensation expense	$29,038	$21,199	$78,665	$58,970

Operating margin	20.6%	20.8%	19.5%	20.6%
Operating margin excluding share-based compensation expense	21.6%	20.9%	21.1%	20.6%